UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2013

Commission File Number:  000-50768

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

d) On January 18, 2013, our Board of Directors elected Stephen R. Biggar, M.D., Ph.D., as a director to fill an existing vacancy. Dr. Biggar received our standard compensation package for an outside director, including a stock option to purchase up to 15,000 shares of our common stock under our 2010 Equity Incentive Plan. Information about our arrangements with our outside directors is included in our annual proxy statement, last filed on April 18, 2012, which includes the description of outside director compensation under Executive Compensation – Director Compensation. Dr. Biggar was not appointed to any committees at the time of his election.

Dr. Biggar serves as a partner at Baker Brothers Investments, a fund management company focused on long-term investments in life-sciences companies, and which participated in our December 2012 financing as an investor through the following funds (the "Funds"): 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. The Funds purchased an aggregate of 4,466,140 shares of our common stock and 500,000 warrants to purchase common stock for an aggregate of approximately $22.0 million in the financing.

The terms of the financing are described in our Current Report on Form 8-K filed on December 18, 2012 and are incorporated herein by reference. Dr. Biggar disclaims any beneficial interest in any of our securities held by the Funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   January 24, 2013
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: Vice President & General Counsel